As filed with the U.S. Securities and Exchange Commission on September 1, 2020.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMUNOVANT, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	83-2771572
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

320 West 37th Street

New York, NY 10018

(917) 580-3099

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

W. Bradford Middlekauff

General Counsel

Immunovant, Inc.

320 West 37th Street

New York, NY 10018

(917) 580-3099

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John T. McKenna Alison A. Haggerty Cooley LLP 3175 Hanover Street Palo Alto, CA 94304 (650) 843-5000	Nathan Ajiashvili B. Shayne Kennedy Latham & Watkins LLP 885 Third Avenue New York, NY 10022 (212) 906-1200

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ (File No. 333-248498)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES BEING REGISTERED	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE(1)
Common stock, $0.0001 par value per share	$26,924,998	$3,495

(1)	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price. The registrant previously registered securities with a proposed maximum aggregate offering price not to exceed $173,075,000 on a Registration Statement on Form S-1, as amended (File No. 333-248498), which was declared effective by the Securities and Exchange Commission on September 1, 2020. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $26,924,998 is hereby registered, which includes the additional shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Immunovant, Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (the “Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1 (File No. 333-248498) (the “Prior Registration Statement”), which the Registrant filed with the Commission on August 31, 2020, and which the Commission declared effective on September 1, 2020.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate offering price of shares of common stock to be offered by the Registrant in the public offering by $26,924,998, which includes additional shares that the underwriters have the option to purchase. The additional shares that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference into this Registration Statement.

The required opinion and consents are listed on the Exhibit Index below and filed herewith.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of WithumSmith+Brown, PC, independent registered public accounting firm.

23.3	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-1 (File No. 333-248498) filed on August 31, 2020).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, the State of New York, on the 1st day of September, 2020.

IMMUNOVANT, INC.

By:	/s/ Peter Salzmann, M.D.

Peter Salzmann, M.D. Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Peter Salzmann, M.D. Peter Salzmann, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	September 1, 2020

/s/ Pamela Yanchik Connealy Pamela Yanchik Connealy	Chief Financial Officer (Principal Financial and Accounting Officer)	September 1, 2020

* Frank M. Torti, M.D.	Chairperson of the Board of Directors	September 1, 2020

* Andrew Fromkin	Director	September 1, 2020

* Douglas Hughes	Director	September 1, 2020

* George Migausky	Director	September 1, 2020

* Atul Pande, M.D.	Director	September 1, 2020

* Eric Venker, M.D., Pharm.D.	Director	September 1, 2020

*By:	/s/ Peter Salzmann, M.D.

Peter Salzmann, M.D.
Attorney-in-Fact